UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2015

Spark Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36819	46-2654405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3737 Market Street Suite 1300 Philadelphia, PA	19104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 772-7560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On March 18, 2015 Spark Therapeutics, Inc. (the “Company”) issued a press release announcing unaudited financial results for the year ended December 31, 2014.

The text of the press release, and the unaudited financial tables attached thereto, issued on March 18, 2015 were subsequently updated to reflect an immaterial correction in conjunction with the completion of the audit of the Company’s financial statements. On March 23, 2015, the Company posted on its website the corrected copy of the press release announcing its unaudited financial results and such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The corrected unaudited financial tables reflect the following updates: Research and development expenses changed from $16,218,636 to $16,351,005; General and administrative expenses changed from $7,931,320 to $7,863,256; Additional paid-in capital changed from $54,300,528 to $54,364,833; and Accumulated deficit changed from $81,538,301 to $81,602,606. All calculated totals affected by the foregoing changes were also updated. In addition, in the text of the corrected release, the first and second sentences, third paragraph under the heading “Financial Results” were updated to read “Our research and development expenses for the period March 13, 2013 (inception) to December 31, 2013 were $4.9 million and for the year ended December 31, 2014 were $16.4 million. The $11.5 million increase was due to a $7.4 million increase in internal research and development expenses due to increased headcount and a $4.0 million increase in external research and development.”

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

Exhibit 99.1	Press release posted March 23, 2015 (correcting the press release dated March 18, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK THERAPEUTICS, INC.

Date: March 23, 2015	By:	/s/ Joseph W. La Barge
Joseph W. La Barge
General Counsel

Exhibit Index

Exhibit 99.1	Press release posted March 23, 2015 (correcting the press release dated March 18, 2015)